UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 24, 2008

Winnebago Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 152, Forest City, Iowa		50436
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 641-585-3535

______________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2008, the Board of Directors of Winnebago Industries, Inc. (the “Company”) appointed Robert M. Chiusano to the Board, effective October 1, 2008, pursuant to recommendation by the Board’s Nominating and Governance Committee. As previously reported on a Form 8-K filed by the Company on March 25, 2008, John E. Herlitz, who served on the Company’s Board as a Class II director for a term expiring at the fiscal year 2010 annual meeting and as member of the Human Resources and Sales and Marketing Committees, passed away on March 23, 2008. Mr. Chiusano will fill the unexpired term of Mr. Herlitz and has been appointed to the Board’s Human Resources and Sales and Marketing Committees.

Mr. Chiusano, 57, has had a long career with Rockwell Collins, Inc. (“Rockwell”) and the former Rockwell International, Cedar Rapids, IA. Retired from Rockwell, he has served as Executive Vice President and Special Assistant to the Chief Executive Officer and Executive Vice President and Chief Operating Officer - Commercial Systems, in addition to a number of top-level management positions with both companies since joining Rockwell International in 1978. Rockwell does not have business relationships with the Company which are required to be reported under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Mr. Chiusano will be compensated in the same manner as other Company directors, as described under the heading “Director Compensation” in the Company’s Proxy Statement, dated October 4, 2007, which is incorporated herein by reference.

A copy of the press release issued by the Company in connection with this report under item 5.02(d) is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated June 27, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2008	WINNEBAGO INDUSTRIES, INC.
	By:	/s/ Robert J. Olson
	Name:	Robert J. Olson Chairman of the Board, Chief Executive Officer and President